EXHIBIT A

ARTICLES OF AMENDMENT TO THE
AMENDED AND RESTATED CHARTER
OF
MID-AMERICA APARTMENT COMMUNITIES, INC.

     Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Amended and Restated Charter:

I.	The name of the corporation is Mid-America Apartment Communities, Inc.

II.	The text of each amendment adopted is:

	(a)	Section 7(a) of the Amended and Restated Charter is hereby amended to read as follows:

		7.	Directors.

        (a)     The Corporation shall have a Board of Directors consisting of not less than three (3) nor more than nine (9) members unless otherwise determined from time to time by resolution adopted by the affirmative vote of at least eighty percent (80%) of the members of the Board of Directors. However, the number of directors shall never be less than the minimum number required by the Tennessee Business Corporation Act. A director need not be a shareholder. Prior to the 2008 annual meeting of shareholders, the Corporation had a classified board of directors. Commencing with the 2008 annual meeting of shareholders, as the terms of the classified directors expire, such directors will subject to election annually to serve a one year term and until their successors are duly elected and qualified. The effect of this provision is that beginning with the annual meeting of shareholders in 2010 and for each annual shareholder meeting thereafter, the shareholders shall elect directors to serve one-year terms and until their successors are duly elected and qualified.

III.

The Articles of Amendment require shareholder approval. The Articles of Amendment were duly approved and adopted by the board of directors on November 29, 2007 and by the shareholders of the corporation on May 20, 2008.

IV.	The Articles of Amendment will be effective upon filing with the Secretary of State of the State of Tennessee.

     IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Charter as of the ____day of __________, 2008.

MID-AMERICA APARTMENT
COMMUNITIES, INC.

By:
Name:
Title:

40

C/O AMERICAN STOCK TRANSFER AND TRUST COMPANY 59 MAIDEN LANE PLAZA LEVEL NEW YORK, NY 10038
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Mid-America Apartment Communities, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Mid-America Apartment Communities, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MIDAP1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Vote on Directors

2.	ELECTION OF DIRECTORS.
	01.	H. Eric Bolton, Jr.
	02.	Alan B. Graf, Jr.
	03.	Ralph Horn
	04.	Philip W. Norwood

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

Vote on Proposals		For	Against	Abstain

1.	AMENDMENT OF MID-AMERICA'S CHARTER TO MOVE FROM A STAGGERED BOARD STRUCTURE TO ANNUAL ELECTIONS FOR ALL DIRECTORS.	☐	☐	☐

3.	RATIFICATION OF ERNST & YOUNG LLP AS MID-AMERICA'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.	☐	☐	☐

4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR ALL PROPOSALS.

Please sign this proxy exactly as name appears to the right. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, this proxy should be signed in the full corporate name by the President or other authorized officer. If a partnership, it should be signed in the full partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The 2008 Notice and Proxy Statement, Form 10-K and 2007 Annual Report are available at www.proxyvote.com

PROXY

     MID-AMERICA APARTMENT COMMUNITIES, INC.
6584 POPLAR AVENUE, SUITE 300, MEMPHIS, TENNESSEE 38138

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints H. Eric Bolton, Jr., Leslie B.C. Wolfgang and Simon R.C. Wadsworth, and each of them, as proxies, each with the power to appoint such person's substitute, and hereby authorizes them to vote, as designated on the reverse side, all the shares of common stock of Mid-America Apartment Communities, Inc. held of record by the undersigned on March 12, 2008 at the Annual Meeting of Shareholders to be held on May 20, 2008, or any adjournment thereof.

(PLEASE SEE REVERSE SIDE)